Exhibit 99.1

PRESS RELEASE

Autoliv Appoints Frédéric Lissalde to its Board of Directors

(Stockholm, Sweden, December 8, 2020) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, announces that it has added a new independent member to its Board of Directors effective today.

On December 8, 2020, Autoliv announced that its Board of Directors has appointed Mr. Frédéric Lissalde as an independent director to the Autoliv Board of Directors effective immediately. With the addition of Mr. Lissalde, Autoliv has expanded its Board size from eleven to twelve directors.

Mr. Lissalde is President, Chief Executive Officer, and a member of the board of directors of BorgWarner Inc. since August 2018. Mr. Lissalde has held positions of increasingly significant responsibility during his career with BorgWarner since he joined in 1999. He previously served as Executive Vice President and Chief Operating Officer and before that, President and General Manager of BorgWarner Turbo Systems. Prior to joining BorgWarner, Mr. Lissalde held positions at Valeo and ZF in several functional areas in the United Kingdom, Japan, and France. Mr. Lissalde holds a Masters of Engineering degree from ENSAM - Ecole Nationale Supérieure des Arts et Métiers - Paris, and an MBA from HEC Paris. He is also a graduate of executive courses at INSEAD, Harvard, and MIT.

“Having previously served as a Board member of BorgWarner, Inc., I have had the pleasure to work with and recognize the managerial talents of Fred and I am excited to welcome him to the Autoliv Board of Directors,” said Jan Carlson, Chairman of the Board of Directors of Autoliv, Inc. “Fred adds even more automotive supplier industry knowledge and experience to the Autoliv Board at a dynamic time for Autoliv and the automotive industry.”

Mr. Lissalde is appointed for a term expiring at the 2021 Annual General Meeting of Stockholders and has joined the Leadership Development and Compensation Committee.

Inquiries:

Media: Gabriella Ekelund, Tel +46 (70) 612 64 24

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

About Autoliv

Autoliv, Inc. is the worldwide leader in vehicle safety systems, and through our subsidiaries we develop, manufacture and market protective systems, such as airbags, seatbelts, steering wheels and pedestrian protection systems for all major automotive manufacturers in the world. Our products save over 30,000 lives each year and prevent ten times as many severe injuries.

Our more than 65,000 associates in 27 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We have 14 technical centers, with 20 test tracks. Sales in 2019 amounted to US $ 8,548 million. The shares are listed on the New York Stock Exchange (NYSE: ALV) and the Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 587 20650